                                                                    EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Amendment No. 3 to Registration Statement No. 333-79097 of World Access, Inc. on Form S-3 of our report, dated December 9, 1998, on the consolidated financial statements of FaciliCom International, Inc. and subsidiaries, appearing in the Annual Report on Form 10-K of FaciliCom International, Inc. for the year ended September 30, 1998, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.


                                          /s/ Deloitte & Touche LLP

Pittsburgh, Pennsylvania

November 2, 1999